Exhibit 99.1 PRESS RELEASE, DATED May 20th, 2026, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FOURTH QUARTER FISCAL 2026

EnerSys Reports Fourth Quarter and Full Year Fiscal 2026 Results
Delivers Record Full Year Net Sales, up 4%

Fourth Quarter Fiscal 2026 Highlights
(All comparisons against the fourth quarter of fiscal 2025 unless otherwise noted)
•Delivered net sales of $988M, +1%
•Achieved Gross Margin (GM) of 29.4%, (180) bps and GM ex IRC 45X(1) of 24.7%, (200) bps
•Realized diluted EPS of $2.05, (15%), record adjusted diluted EPS(1) of $3.19, +7%, and record adjusted diluted EPS ex IRC 45X(1) of $1.96, +5%
•Net leverage ratio(a) 1.1 X EBITDA
•Generated operating cash flow of $144M
•Advanced new product pipeline, including BESS for warehouse operators and a lithium data center solution, both in customer commissioning

Full Year Fiscal 2026 Highlights
(All comparisons against fiscal 2025 unless otherwise noted)
•Delivered record net sales of $3.75B, +4%
•Achieved GM of 29.3%, down (90) bps and GM ex IRC 45X(1) of 25.1%, roughly flat
•Realized diluted EPS of $7.70, down (14%), record adjusted diluted EPS(1) of $10.56, +4%, and record adjusted diluted EPS ex IRC 45X(1) of $6.41, +15%
•Generated operating cash flow of $548M
•Returned $409M to shareholders through buybacks and dividends
•Launched EnerGize strategic framework and accelerated operational execution

READING, Pa., May 20, 2026 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), a global leader in stored energy solutions for industrial applications, announced today results for its fourth quarter and full year fiscal 2026, which ended on March 31, 2026.
“The fourth quarter capped a strong year for EnerSys, with our second highest revenue quarter in history and important progress advancing both our new lithium data center solution and BESS for warehouse operators into customer commissioning” said Shawn O’Connell, President and Chief Executive Officer of EnerSys. “For the full year, we delivered record net sales, up 4%, and record adjusted diluted EPS excluding 45X, up 15%, reflecting solid execution and the early impact of our EnerGize strategic framework. Our focus on core end markets, where our leading market share positions afford us the right to win, has created a more durable, diversified portfolio that can perform across varied demand conditions.

“Over the past year, we have taken decisive actions to improve our cost structure, optimize our manufacturing footprint, and increase the speed and focus of our organization. These efforts, combined with a continued shift toward higher-value solutions, are strengthening the quality and consistency of our earnings.

“As we enter fiscal 2027, we are encouraged by improving demand trends and the momentum we are building across the business. We look forward to providing additional detail on our strategy, technology roadmap, and growth opportunities at our Investor Day on June 11th at the NYSE,” O'Connell concluded.

Key Financial Results and Metrics	Fourth quarter ended			Twelve months ended
In millions, except per share amounts	March 31, 2026	March 31, 2025	Change	March 31, 2026	March 31, 2025	Change
Net Sales	$988.0	$974.8	1.3%	$3,751.4	$3,617.6	3.7%
Diluted EPS (GAAP)	$2.05	$2.41	$(0.36)	$7.70	$8.99	$(1.29)
Adjusted Diluted EPS (Non-GAAP)(1)	$3.19	$2.97	$0.22	$10.56	$10.15	$0.41
Gross Profit (GAAP)	$290.9	$303.7	$(12.8)	$1,097.6	$1,092.4	$5.2
Operating Earnings (GAAP)	$123.7	$131.3	$(7.6)	$426.4	$464.7	$(38.3)
Adjusted Operating Earnings (Non-GAAP)(2)	$154.1	$152.5	$1.6	$540.2	$528.1	$12.1
Net Earnings (GAAP)	$77.3	$96.5	$(19.2)	$293.6	$363.7	$(70.1)
EBITDA (Non-GAAP)(3)	$141.0	$155.6	$(14.6)	$511.5	$558.6	$(47.1)
Adjusted EBITDA (Non-GAAP)(3)	$172.6	$166.9	$5.7	$601.6	$588.6	$13.0
Share Repurchases	$69.3	$40.0	$29.3	$370.7	$154.0	$216.7
Dividend per share	$0.26	$0.24	$0.02	$1.03	$0.945	$0.08
Total Capital Returned to Stockholders	$78.9	$49.5	$29.4	$408.8	$192.4	$216.4

(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) GM (Gross Margin) excluding IRC 45X , Adjusted Diluted EPS and Adjusted Diluted EPS excluding IRC 45X benefit are non-GAAP financial measures and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP Adjusted Earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Non-GAAP EBITDA is calculated as net earnings adjusted for depreciation, amortization, interest and income taxes. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

Fourth Quarter Fiscal 2026

Net sales for the fourth quarter of fiscal 2026 were $988.0 million, an increase of 1.3% from the prior year fourth quarter net sales of $974.8 million and at the low end of the range of the fourth quarter of fiscal 2026 guidance of $960 million to $1,000 million. The increase compared to prior year quarter was the result of a 4% increase in pricing and a 3% increase in foreign currency translation, partially offset by a 6% decrease in organic volume.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2026 were $77.3 million, or $2.05 per diluted share, which included an unfavorable highlighted net of tax impact of $42.8 million, or $1.14 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the fourth quarter of fiscal 2025 were $96.5 million, or $2.41 per diluted share, which included an unfavorable highlighted net of tax impact of $22.0 million, or $0.55 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2026, on a non-GAAP basis, were $3.19, compared to the guidance of $2.95 to $3.05 per diluted share for the fourth quarter given by the Company on February 4, 2026. These earnings compare to the prior year fourth quarter adjusted Net earnings of $2.97 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended March 31, 2026 and March 31, 2025.

Fiscal Year 2026

Net sales for the twelve months of fiscal 2026 were $3,751.4 million, an increase of 3.7% from the prior year twelve months net sales of $3,617.6 million. This increase was due to a 3% increase in pricing, a 2% increase in foreign currency translation, and a 1% increase in acquisitions, partially offset by a 2% decrease in organic volume.

Net earnings for the twelve months of fiscal 2026 were $293.6 million, or $7.70 per diluted share, which included an unfavorable highlighted net of tax impact of $109.4 million, or $2.86 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the twelve months of fiscal 2025 were $363.7 million, or $8.99 per diluted share, which included an unfavorable highlighted net of tax impact of $46.7 million, or $1.16 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the twelve months of fiscal 2026, on a non-GAAP basis, were $10.56. This compares to the prior year twelve months adjusted Net earnings of $10.15 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Quarterly Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend $0.2625 per share of common stock. The dividend is payable on July 2, 2026, to holders of record as of June 19, 2026.

Balance Sheet and Cash Flow

As of March 31, 2026, cash and cash equivalents were $438.7 million and net debt as defined by our credit facility was $684.1 million. The net leverage ratio at the end of the fourth quarter was 1.1 X, down from 1.3 X in the prior year period due to the impact of lower debt and increased earnings. Capital expenditures during the fourth quarter were $12.8 million, down from $30.2 million in the prior year period. During the fourth quarter, cash from operating activities was $144.0 million, up from $135.2 million in the prior year period. Free cash flow, a non-GAAP financial measure, was $131.2 million, as compared to $105.0 million in the prior year period. The increase in cash from operating activities and the increase in free cash flow were both bolstered by improved primary operating capital during the quarter. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended March 31, 2026 and March 31, 2025.

The Company also returned approximately $78.9 million to shareholders through $69.3 million in share repurchases and $9.6 million through its quarterly dividend payment in the fourth quarter.

First Quarter and Fiscal Year 2027 Outlook

In the first quarter of fiscal 2027, EnerSys expects:
•Net sales: $915M to $955M
•IRC 45X benefits to cost of sales: $42M to $47M
•Adjusted diluted EPS: $2.70 to $2.90*
•Adjusted diluted EPS, ex 45X benefits: $1.61 to $1.71

For the full year fiscal 2027, EnerSys expects:
•Capital expenditures ~$70M

“We closed fiscal year 2026 with strong financial performance, supported by disciplined execution and the benefits of our diversified portfolio,” said Andrea Funk, EnerSys Chief Financial Officer. “Strength in our Data Center, Communications and Aerospace and Defense businesses drove favorable price/mix that eclipsed inflationary cost increases and, along with realignment cost savings, supported our ability to deliver record full-year results. The breadth of our end markets helped offset the ongoing softness in our Motive Power and Transportation markets, where order trends improved sequentially during our fourth quarter.”

“We entered fiscal year 2027 with encouraging demand signals. Our first quarter fiscal 2027 outlook reflects typical seasonality, with expected net sales of $915 million to $955 million and adjusted diluted EPS excluding 45X of $1.61 to $1.71. We anticipate continued price/mix strength and benefits from our EnerGize strategic initiatives, as well as strong cash flow generation and disciplined capital allocation, including returning capital to shareholders, which position us to drive earnings growth as demand continues to normalize,” concluded Funk.

*Inclusive of IRC 45X Advanced Manufacturing Production Credits.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its fourth quarter and full year results at 9:00 AM (ET) Thursday, May 21, 2026. A live broadcast as well as a replay of the call can be accessed via this webcast registration link or the Investor Relations section of the company’s website at https://investor.enersys.com.

If you cannot join via webcast, please reach out to investorrelations@enersys.com for dial-in details.

About EnerSys

EnerSys is a global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, portable power solutions for soldiers in the field, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. To learn more about EnerSys please visit https://www.enersys.com/en/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, judicial or regulatory proceedings, ability to identify and realize benefits in connection with acquisition and disposition opportunities, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, application of Section 45X of the Internal Revenue Code, funding, development and construction of the Company's gigafactory in Greenville, South Carolina, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business and changes in law, regulation or policy that may affect our business, including trade policy and tariffs, and other government priorities or budgets are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2026. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman Langell
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Twelve months ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Net sales	$988.0	$974.8	$3,751.4	$3,617.6
Gross profit	290.9	$303.7	$1,097.6	$1,092.4
Operating expenses	148.3	$162.7	$621.0	$608.7
Restructuring and other exit charges	19.7	$5.1	$51.0	$14.4
Intangibles Impairment	0.4	$0.0	$0.4	$0.0
(Gain)Loss on assets held for sale	(1.2)	$4.6	$(1.2)	$4.6
Operating earnings	123.7	$131.3	$426.4	$464.7
Earnings before income taxes	99.1	$116.3	$347.4	$406.5
Income tax expense	21.8	$19.8	$53.8	$42.8
Net earnings attributable to EnerSys stockholders	$77.3	$96.5	$293.6	$363.7

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$2.11	$2.45	$7.84	$9.15
Diluted	$2.05	$2.41	$7.70	$8.99
Dividends per common share	$0.2625	$0.240	$1.0275	$0.945
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	36,691,484	39,369,190	37,439,727	39,760,829
Diluted	37,673,890	39,982,082	38,144,210	40,438,579

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	March 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$438,675	$343,131
Accounts receivable, net of allowance for doubtful accounts (2026–$8,583; 2025–$8,675)	506,072	597,942
Inventories, net	724,690	739,994
Prepaid and other current assets	472,373	408,747
Total current assets	2,141,810	2,089,814
Property, plant, and equipment, net	593,002	592,433
Goodwill	752,424	721,073
Other intangible assets, net	342,898	375,430
Deferred taxes	69,008	74,793
Other assets	104,182	117,705
Total assets	$4,003,324	$3,971,248
Liabilities and Equity
Current liabilities:
Short-term debt	$29,201	$28,502
Current portion of finance leases	998	265
Accounts payable	354,190	405,694
Accrued expenses	419,649	340,607
Total current liabilities	804,038	775,068
Long-term debt, net of unamortized debt issuance costs	1,079,782	1,083,541
Finance leases	2,350	592
Deferred taxes	13,909	17,641
Other liabilities	194,373	174,918
Total liabilities	2,094,452	2,051,760
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at March 31, 2026 and at March 31, 2025	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 57,551,440 shares issued and 36,462,211 shares outstanding at March 31, 2026; 56,839,590 shares issued and 39,192,061 shares outstanding at March 31, 2025	576	568
Additional paid-in capital	734,922	662,725
Treasury stock at cost, 21,089,229 shares held as of March 31, 2026 and 17,647,529 shares held as of March 31, 2025	(1,361,585)	(988,936)
Retained earnings	2,743,635	2,489,200
Accumulated other comprehensive loss	(212,264)	(247,479)
Total EnerSys stockholders’ equity	1,905,284	1,916,078
Nonredeemable noncontrolling interests	3,588	3,410
Total equity	1,908,872	1,919,488
Total liabilities and equity	$4,003,324	$3,971,248

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Fiscal year ended March 31,
	2026	2025	2024
Cash flows from operating activities
Net earnings	$293,557	$363,735	$269,096
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	113,558	100,876	92,021
Write-off of assets relating to restructuring and other exit charges	5,535	1,973	24,229
(Gain) loss on assets held for sale	(1,187)	4,634	—
Impairment or disposal of intangible assets	402	880	13,619
Derivatives not designated in hedging relationships:
Net losses (gains)	409	(3,136)	846
Cash proceeds (settlements)	673	826	(255)
Provision for doubtful accounts	1,441	3,239	1,873
Deferred income taxes	14,411	(31,925)	(29,344)
Non-cash interest expense	2,180	1,927	2,450
Stock-based compensation	37,594	27,825	30,607
Gain on disposal of property, plant, and equipment	644	791	908
Losses (gain) on pension settlement	9,711	(1,548)	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	104,705	(81,795)	108,631
Inventories	25,888	1,343	75,633
Prepaid and other current assets	(65,244)	(220,003)	(112,701)
Other assets	726	(334)	6,027
Accounts payable	(52,627)	36,569	(15,131)
Accrued expenses	54,961	54,388	(8,254)
Other liabilities	259	32	(3,226)
Net cash provided by (used in) operating activities	547,596	260,298	457,029

Cash flows from investing activities
Capital expenditures	(80,074)	(121,038)	(86,437)
Purchase of businesses	(12,667)	(206,374)	(8,270)
Proceeds from disposal of property, plant, and equipment	4,859	1,870	2,228
Investment in Equity Securities	—	(10,852)	—
Net cash used in investing activities	(87,882)	(336,394)	(92,479)

Cash flows from financing activities
Net borrowings (repayments) on short-term debt	(192)	(259)	(231)
Proceeds from Revolver borrowings	619,563	650,000	182,500
Repayments of Revolver borrowings	(412,000)	(370,000)	(427,500)
Proceeds from 2032 Bonds	—	—	300,000
Repayments of Term Loans	(210,000)	—	(293,889)
Debt issuance costs	(3,502)	—	(4,061)
Finance lease obligations and other	(71)	483	1,169
Option proceeds, net	41,977	9,458	10,786
Payment of taxes related to net share settlement of equity awards	(8,842)	(7,985)	(9,166)
Purchase of treasury stock	(370,685)	(153,961)	(95,688)
Dividends paid to stockholders	(38,142)	(37,466)	(34,480)
Other	1,191	—	—
Net cash (used in) provided by financing activities	(380,703)	90,270	(370,560)
Effect of exchange rate changes on cash and cash equivalents	16,533	(4,367)	(7,331)
Net increase (decrease) in cash and cash equivalents	95,544	9,807	(13,341)
Cash and cash equivalents at beginning of year	343,131	333,324	346,665
Cash and cash equivalents at end of year	$438,675	$343,131	$333,324

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted diluted EPS”, "reported Net earnings excluding (ex) IRC 45X benefit", "adjusted Net earnings excluding (ex) IRC 45X benefit", "reported Net earnings (loss) per share excluding (ex) IRC 45X benefit", " adjusted diluted EPS excluding (ex) IRC 45X benefit", "GM excluding (ex) 45X", "adjusted operating earnings", "adjusted gross profit", "adjusted gross margin", "EBITDA", “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", "free cash flow", and "adjusted free cash flow conversion" as applicable, in their analysis of the Company's performance. Adjusted Net earnings, adjusted gross profit, adjusted gross margin, and adjusted operating earnings measures, as used by EnerSys in past quarters and years, adjusts Net earnings, gross profit, gross margin, and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Reported Net earnings excluding (ex) IRC 45X benefit, adjusted Net earnings excluding (ex) IRC 45X benefit, reported Net earnings (loss) per share excluding (ex) IRC 45X benefit, adjusted diluted EPS excluding (ex) IRC 45X benefit, and GM excluding (ex) IRC 45X benefit as used by EnerSys in past quarters and years, adjusted Net earnings, adjusted Net earnings, Net earnings (loss) per share, adjusted diluted EPS, and gross margin to reflect the financial impact of IRC 45X. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months adjusted EBITDA per credit agreement. We define free cash flow as net cash provided by or used in operating activities less capital expenditures. We define adjusted free cash flow conversion as free cash flow divided by adjusted net earnings. Free cash flow and adjusted free cash flow conversion are used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of intangible assets, tax valuation allowance changes, withholding tax from repatriation of prior period earnings, and impacts of changes or reform to income tax laws. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the Company’s projected range for adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the fourth quarter of fiscal 2026 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted EPS and adjusted diluted EPS without IRC 45X benefit guidance for the fourth quarter of fiscal 2026 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the first quarter of fiscal 2027 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRC 45X Advanced Manufacturing Production Credits. Also, included are start up costs for exploration of a new lithium plant as well as start-up operating expenses from the New Ventures operating segment.

Business Segment Operating Results

	Quarter ended
	($ millions)
	March 31, 2026
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$425.7	$370.1	$192.2	$—	$988.0

Operating Earnings	23.7	45.9	13.2	40.9	$123.7
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	—	1.1	—	—	1.1
Restructuring and other exit charges	12.1	6.7	0.9	—	19.7
Impairment of indefinite-lived intangibles	0.4	—	—	—	0.4
(Gain)Loss on assets held for sale	—	(1.2)	—	—	(1.2)
Amortization of intangible assets	5.9	0.1	2.4	—	8.4
Accelerated Stock Compensation Expense	0.2	—	0.4	—	0.6
Other	0.1	—	1.3	—	1.4
Adjusted Operating Earnings	$42.4	$52.6	$18.2	$40.9	$154.1

Operating Margin	5.6%	12.4%	6.8%	NM	12.5%
Adjusted Operating Margin	10.0%	14.2%	9.4%	NM	15.6%

	Quarter ended
	($ millions)
	March 31, 2025
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$398.8	$392.3	$177.8	$5.9	$974.8

Operating Earnings	27.0	57.9	10.2	36.2	$131.3
Inventory adjustment relating to exit activities	0.3	—	0.3	—	0.6
Restructuring and other exit charges	1.4	2.2	1.5	—	5.1
(Gain)Loss on assets held for sale	—	4.6	—	—	4.6
Amortization of intangible assets	5.8	0.1	2.4	—	8.3
Other	0.2	1.7	0.7	—	2.6
Adjusted Operating Earnings	$34.7	$66.5	$15.1	$36.2	$152.5

Operating Margin	6.8%	14.8%	5.7%	NM	13.5%
Adjusted Operating Margin	8.7%	17.0%	8.5%	NM	15.6%

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	6.7%	(5.7)%	8.1%	(99.4)%	1.3%
Operating Earnings	(12.0)	(20.8)	28.9	13.0	(5.8)
Adjusted Operating Earnings	22.5	(20.9)	19.8	13.0	1.1
NM = Not Meaningful

	Twelve months ended
	($ millions)
	March 31, 2026
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$1,651.3	$1,431.0	$665.1	$4.0	$3,751.4

Operating Earnings	$85.3	$167.0	$41.4	$132.7	$426.4
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	—	2.3	—	—	2.3
Restructuring and other exit charges	23.4	24.0	3.5	0.1	51.0
Amortization of intangible assets	23.5	0.4	9.6	—	33.5
Impairment of indefinite-lived intangibles	0.4	—	—	—	0.4
(Gain)Loss on assets held for sale	—	(1.2)	—	—	(1.2)
Accelerated stock compensation expense	5.6	3.4	1.8		10.8
Other	7.3	3.9	5.8	—	17.0
Adjusted Operating Earnings	$145.5	$199.8	$62.1	$132.8	$540.2

Operating Margin	5.2%	11.7%	6.2%	NM	11.4%
Adjusted Operating Margin	8.8%	14.0%	9.3%	NM	14.4%

	Twelve months ended
	($ millions)
	March 31, 2025
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$1,531.1	$1,484.1	$593.6	$8.8	$3,617.6

Operating Earnings	$72.7	$220.1	$16.8	$155.1	$464.7
Inventory step up to fair value relating to recent acquisitions	0.3	—	3.3	—	3.6
Restructuring and other exit charges	6.0	5.7	2.7	—	14.4
Losses on assets held for sale	—	4.6	—	—	4.6
Amortization of intangible assets	23.6	0.7	7.5	—	31.8
Other	0.6	1.7	6.7	—	9.0
Adjusted Operating Earnings	$103.2	$232.8	$37.0	$155.1	$528.1

Operating Margin	4.7%	14.8%	2.8%	NM	12.8%
Adjusted Operating Margin	6.7%	15.7%	6.2%	NM	14.6%

Increase (Decrease) as a % from prior year	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	7.8%	(3.6)%	12.1%	(52.6)%	3.7%
Operating Earnings	17.4	(24.2)	NM	(14.4)	(8.2)
Adjusted Operating Earnings	40.9	(14.2)	(67.8)	(14.3)	2.3

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Net Earnings	$77.3	$96.5	$293.6	$363.7
Depreciation	20.6	18.2	80.1	69.1
Amortization	8.4	8.3	33.5	31.8
Interest	12.9	12.8	50.5	51.2
Income Taxes	21.8	19.8	53.8	42.8
EBITDA	141.0	155.6	511.5	558.6
Non-GAAP adjustments	31.6	11.3	90.1	30.0
Adjusted EBITDA	$172.6	$166.9	$601.6	$588.6

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	1.1	0.6	2.3	3.6
Restructuring and other exit charges	19.7	5.1	51.0	14.4
Impairment of indefinite lived intangible asset	0.4	—	0.4	—
Loss(Gain) on pension settlement	9.6	(1.6)	9.6	(1.6)
Loss(Gain) on assets held for sale	(1.2)	4.6	(1.2)	4.6
Accelerated stock compensation expense	0.6	—	10.8	—
Other	1.4	2.6	17.2	9.0
Non-GAAP adjustments	$31.6	$11.3	$90.1	$30.0

The table below presents a reconciliation of Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin and Gross Profit and Gross Margin to Gross Profit excluding (ex) IRC 45X and Gross Margin excluding (ex) IRC 45X:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Gross Profit as reported	$290.9	$303.7	$1,097.6	$1,092.4
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	1.1	0.7	2.3	3.7
Adjusted Gross Profit	292.0	304.4	1,099.8	1,096.1

Gross Margin	29.4%	31.2%	29.3%	30.2%
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	0.1%	—%	0.1%	0.1%
Adjusted Gross Margin	29.5%	31.2%	29.4%	30.3%

Gross Profit	$290.9	$303.7	$1,097.6	$1,092.4
IRC 45X Benefit	46.2	44.1	158.6	184.6
Gross Profit ex 45X	244.7	259.6	939.0	907.8

Gross Margin	29.4%	31.2%	29.3%	30.2%
IRC 45X Benefit	4.7%	4.5%	4.2%	5.1%
Gross Margin ex 45X	24.7%	26.7%	25.1%	25.1%

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow Conversion percentages:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Net cash provided by (used in) operating activities	$144.0	$135.2	$547.6	$260.3
Less Capital Expenditures	(12.8)	(30.2)	(80.0)	(121.0)
Free Cash Flow	131.2	105.0	467.6	139.3

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Net cash provided by (used in) operating activities	$144.0	$135.2	$547.6	$260.3
Net earnings	77.3	96.5	293.6	363.7
Operating cash flow conversion %	186.3%	140.1%	186.5%	71.6%

Free Cash Flow	131.2	105.0	467.6	139.3
Net earnings	77.3	96.5	293.6	363.7
Free cash flow conversion %	169.7%	108.8%	159.3%	38.3%

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for March 31, 2026 and March 31, 2025 to calculate our net leverage ratio, in connection with the Fourth Amended Credit Facility:

	Last twelve months
	March 31, 2026	March 31, 2025
	(in millions, except ratios)
Net earnings as reported	$293.6	$363.7
Add back:
Depreciation and amortization	113.6	$100.9
Interest expense	50.5	$51.1
Income tax expense	53.8	42.8
EBITDA (non-GAAP)	$511.5	$558.5
Adjustments per credit agreement definitions(1)	91.9	56.2
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$603.4	614.7
Total net debt(2)	$684.1	781.1
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.1 X	1.3 X

(1)The $91.9 million adjustment to EBITDA in the last twelve months ending March 31, 2026 primarily related to $37.6 million of non-cash stock compensation and $53.2 million of restructuring and other exit charges. The $56.2 million adjustment to EBITDA in the last twelve months ending March 31, 2025 primarily related to $27.8 million of non-cash stock compensation, $22.0 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $5.5 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In the last twelve months ending March 31, 2026 and March 31, 2025, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $438.7 million, and in fiscal 2025, were $343.1 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	March 31, 2026		March 31, 2025
Net earnings reconciliation
As reported Net Earnings	$77.3		$96.5
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	1.1	(1)	0.6	(1)
Impairment of indefinite-lived intangibles	0.4		—
Restructuring and other exit charges	19.7	(2)	5.1	(2)
Loss(gain) on assets held for sale	(1.2)	(4)	4.6	(4)
Amortization of identified intangible assets	8.4	(3)	8.3	(3)
Accelerated Stock Compensation Expense	0.6	(5)	—	(5)
Other	1.4	(6)	2.6	(6)
Income tax adjustment of benefit from tax law changes and litigation	—		(1.6)
Loss(gain) on pension settlement	9.6		2.2
Swiss income tax goodwill expiration	—		2.2
Valuation allowance from exit activities	4.2		—
Income tax expense on intercompany sale of IP	5.9		2.5
Other income tax expense items	1.8		—
Income tax effect of above non-GAAP adjustments	(9.0)		(4.4)
Non-GAAP adjusted Net earnings	$120.2		$118.6

Net Earnings excluding (ex) IRC 45X benefit
As Reported Net Earnings	$77.3		$96.5
IRC 45X Benefit	46.2		44.1
Reported Net Earnings excluding (ex) IRC 45X benefit	$31.1		$52.4

Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit
Non-GAAP Adjusted Net Earnings	$120.2		$118.6
IRC 45X Benefit	46.2		44.1
Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit	$74.0		$74.5

Outstanding shares used in per share calculations
Basic	36,691,484		39,369,190
Diluted	37,673,890		39,982,082

Reported Net earnings (Loss) per share:
Basic	$2.11		$2.45
Diluted	$2.05		$2.41
Dividends per common share	$0.2625		$0.24

Non-GAAP adjusted Net earnings per share:
Basic	$3.27		$3.01
Diluted	$3.19		$2.97

Reported Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$0.85		$1.33
Diluted	$0.83		$1.31

Non-GAAP adjusted Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$2.02		$1.89
Diluted	$1.96		$1.86

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	March 31, 2026	March 31, 2025
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	—	0.3
(1) Inventory adjustment relating to exit activities - Motive	1.1	—
(1) Inventory adjustment relating to exit activities - Specialty	—	0.3
(2) Restructuring and other exit charges - Energy Systems	12.1	1.4
(2) Restructuring and other exit charges - Motive Power	6.7	2.2
(2) Restructuring and other exit charges - Specialty	0.9	1.5
(2) Restructuring and other exit charges - Corporate Other	—	—
(3) Amortization of identified intangible assets - Energy Systems	5.9	5.8
(3) Amortization of identified intangible assets - Motive Power	0.1	0.1
(3) Amortization of identified intangible assets - Specialty	2.4	2.4
(4) Loss(gain) on asset held for sale - Motive	(1.2)	4.6
(5) Accelerated Stock Compensation Expense - Energy Systems	0.2	—
(5) Accelerated Stock Compensation Expense - Specialty	0.4	—
(6) Other - Energy Systems	0.1	0.2
(6) Other - Motive	—	2.4
(6) Other - Specialty	1.3	—
Total Non-GAAP adjustments	$30.0	$21.2

	Twelve months ended
	(in millions, except share and per share amounts)
	March 31, 2026		March 31, 2025
Net Earnings reconciliation
As reported Net Earnings	$293.6		$363.7
Non-GAAP adjustments:
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	2.3	(1)	3.6	(1)
Impairment of indefinite-lived intangibles	0.4		—
Restructuring and other exit charges	51.0	(2)	14.4	(2)
Amortization of identified intangible assets	33.5	(3)	31.8	(3)
Accelerated Stock Compensation Expense	10.8	(4)	—	(4)
Loss(gain) on assets held for sale	(1.2)	(5)	4.6	(5)
Other	17.2	(6)	9.0	(6)
Loss(gain) on pension settlement	9.6		(1.6)
Income tax adjustment of benefit from tax law changes and litigation	—		(4.6)
Swiss income tax goodwill expiration	—		2.2
Valuation allowance from exit activities	4.2		—
Income tax expense on intercompany sale of IP	5.9		2.5
Other income tax expense items	1.8		—
Income tax effect of above non-GAAP adjustments	(26.1)		(15.2)
Non-GAAP adjusted Net Earnings	$403.0		$410.4

Net Earnings without IRC 45X
As Reported Net Earnings	$293.6		$363.7
IRC 45X Benefit	158.6		184.6
Reported Net Earnings without IRC 45X Benefit	$135.0		$179.1

Non-GAAP adjusted Net Earnings without IRC 45X
Non-GAAP Adjusted Net Earnings	$403.0		$410.4
IRC 45X Benefit	158.6		184.6
Non-GAAP adjusted Net Earnings without IRC 45X Benefit	$244.4		$225.8

Outstanding shares used in per share calculations
Basic	37,439,727		39,760,829
Diluted	38,144,210		40,438,579

Reported Net Earnings (Loss) per share:
Basic	$7.84		$9.15
Diluted	$7.70		$8.99
Dividends per common share	$1.0275		$0.945

Non-GAAP adjusted Net Earnings per share:
Basic	$10.76		$10.32
Diluted	$10.56		$10.15

Reported Net Earnings (Loss) per share without IRC 45X benefit
Basic	$3.60		$4.50
Diluted	$3.54		$4.43

Non-GAAP adjusted Net Earnings (Loss) per share without IRC 45X benefit
Basic	$6.53		$5.68
Diluted	$6.41		$5.58

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Twelve months ended
	($ millions)
	March 31, 2026	March 31, 2025
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	2.3	0.3
(1) Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions - Specialty	—	3.3
(2) Restructuring and other exit charges - Energy Systems	23.4	6.0
(2) Restructuring and other exit charges - Motive Power	24.0	5.7
(2) Restructuring and other exit charges - Specialty	3.5	2.7
(2) Restructuring and other exit charges - Corporate Other	0.1	—
(3) Amortization of identified intangible assets - Energy Systems	23.5	23.6
(3) Amortization of identified intangible assets - Motive Power	0.4	0.7
(3) Amortization of identified intangible assets - Specialty	9.6	7.5
(4) Accelerated stock compensation expense - Energy Systems	5.6	—
(4) Accelerated stock compensation expense - Motive Power	3.4	—
(4) Accelerated stock compensation expense - Specialty	1.8	—
(5) Losses(gains) on assets held for sale	(1.2)	4.6
(6) Other - Energy Systems	7.3	0.6
(6) Other - Motive Power	3.9	1.7
(6) Other - Specialty	5.8	6.7
(6) Other - N/A	0.2	$—
Total Non-GAAP adjustments	$113.6	$63.4